Exhibit 10.1

FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT OF HANNON

ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

THIS FIRST AMENDMENT (this “Amendment”), dated as of June 16, 2014, to the Registration Rights Agreement of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”), dated as of April 23, 2013 (the “Agreement”), is entered into by and among the Company and the Holders of Registrable Securities of the Company. Capitalized terms used but not defined in this Amendment will have the definitions or meanings given to them in the Agreement.

WHEREAS, pursuant to Section 3.2 of the Agreement, the written consent of the Company and Holders that hold a majority of the Registrable Securities is required to amend the Agreement; and

WHEREAS, the Company and Holders that hold a majority of the Registrable Securities desire to amend the Agreement to extend the Company’s obligation to file a shelf registration statement on Form S-3 covering the resale of the Registrable Securities and to clarify the definition of Registrable Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 2.2(a) shall be amended and replaced in its entirety with the following:

(a) Subject to Section 3.10, the Company shall prepare and file a registration statement registering the offer and resale of the Registrable Securities by all Holders on a delayed or continuous basis pursuant to Rule 415 (the “Resale Shelf Registration Statement”) on or before August 29, 2014. The Company will have the right to include shares of Common Stock or other securities to be sold for its own account or other holders in the Resale Shelf Registration Statement subject to Section 2.5. Subject to Sections 2.13 and 3.10, the Company shall use all commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof, and, subject to Section 2.13, to keep such Resale Shelf Registration Statement (or a successor registration statement filed with respect to the Registrable Securities, which shall be deemed to be included within the definition of Resale Shelf Registration Statement for purposes of this Agreement) continuously effective for a period ending when all shares of Common Stock covered by the Resale Shelf Registration Statement are no longer Registrable Securities.

2.	The definition of “Registrable Securities” in Section 1.1 of the Agreement shall be amended and replaced in its entirety with the following:

“Registrable Securities” means shares of Common Stock (i) received by an Initial Holder in the Formation Transactions, (ii) issued or issuable upon exchange of Common OP Units received by an Initial Holder in the Formation Transactions, (iii) received by a Holder pursuant to an equity award, granted under a Company adopted equity incentive plan, consisting of, or based upon, shares of Common Stock and (iv) any additional shares of Common Stock issued as a dividend or distribution on, in exchange for, or otherwise in respect of, shares that otherwise constitute Registrable Securities (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations or otherwise), in each case upon original issuance thereof and at all times subsequent thereto, including upon the transfer thereof by the Initial Holder or any subsequent Holder; provided that shares of Common Stock or other securities described above shall cease to be Registrable Securities with respect to any Holder (a) at the time such shares of Common Stock have been disposed of pursuant to a registration statement or (b) if such shares of Common Stock or other securities described above cease to be outstanding.

3.	This Amendment is an amendment to the Agreement, and in the event of any inconsistency, the terms of this Amendment shall prevail. Except as expressly set forth herein, all of the remaining terms and conditions of the Agreement remain in full force and effect.

4.	This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the choice of law or conflict of law provisions thereof.

5.	This Amendment may be executed by email or facsimile signature and in multiple counterparts, each of which will be deemed an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	President and Chief Executive Officer

HOLDERS:

By:	/s/ *

*	Holders of a majority of the Registrable Securities